EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 TALK.COM, INC.,

                           ALADDIN ACQUISITION CORP.,

                                       AND

                         ACCESS ONE COMMUNICATIONS CORP.


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                                TABLE OF CONTENTS
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                                                                                                               PAGE


1.       Definitions.............................................................................................1
2.       The Transaction.........................................................................................7
         (a)      The Merger.....................................................................................7
         (b)      The Closing....................................................................................7
         (c)      Actions at the Closing.........................................................................7
         (d)      Effect of Merger...............................................................................8
         (e)      Procedure for Exchange........................................................................10
         (f)      Escrow........................................................................................11
         (g)      Closing of Transfer Records...................................................................12
3.       Representations and Warranties of the Target...........................................................12
         (a)      Organization, Qualification, and Corporate Power..............................................13
         (b)      Capitalization................................................................................13
         (c)      Noncontravention..............................................................................14
         (d)      Compliance with Laws; Licenses................................................................14
         (e)      Customers.....................................................................................15
         (f)      Suppliers.....................................................................................15
         (g)      Brokers' Fees.................................................................................15
         (h)      Title to Assets...............................................................................15
         (i)      Subsidiaries..................................................................................15
         (j)      Financial Statements..........................................................................16
         (k)      Events Subsequent to Most Recent Fiscal Year End..............................................16
         (l)      Undisclosed Liabilities.......................................................................18
         (m)      Legal Compliance..............................................................................18
         (n)      Tax Matters...................................................................................19
         (o)      Real Property.................................................................................20
         (p)      Intellectual Property.........................................................................21
         (q)      Tangible Assets...............................................................................22
         (r)      Inventory.....................................................................................22
         (s)      Contracts.....................................................................................22
         (t)      Notes and Accounts Receivable.................................................................23
         (u)      Powers of Attorney............................................................................23
         (v)      Insurance.....................................................................................23
         (w)      Litigation....................................................................................24
         (x)      Employees.....................................................................................24
         (y)      Employee Benefits.............................................................................25
         (z)      Guaranties....................................................................................27
         (aa)     Environmental, Health and Safety Matters......................................................27
         (bb)     Certain Business Relationships with the Target and its Subsidiaries...........................28
         (cc)     Accounts; Lockboxes; Safe Deposit Boxes.......................................................28
         (dd)     Securities....................................................................................28
         (ee)     Accounting Matters............................................................................28
         (ff)     Disclosure....................................................................................28
4.       Representations and Warranties of Parent and the Parent Subsidiary.....................................28
         (a)      Organization..................................................................................29
         (b)      Capitalization................................................................................29

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                                                         TABLE OF CONTENTS

                                                            (CONTINUED)

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(c)      Authorization of Transaction...........................................................................29
         (d)      Noncontravention..............................................................................29
         (e)      Brokers' Fees.................................................................................29
         (f)      Continuity of Business........................................................................30
         (g)      Securities Exchange Act Reports...............................................................30
         (h)      Disclosure....................................................................................30
         (i)      Authorization for Parent Shares...............................................................30
         (j)      NASDAQ Compliance.............................................................................30
         (k)      Litigation....................................................................................30
         (l)      No Material Adverse Changes...................................................................31
5.       Covenants..............................................................................................31
         (a)      General.......................................................................................31
         (b)      Notices and Consents..........................................................................31
         (c)      Regulatory Matters and Approvals..............................................................31
         (d)      Operation of the Business.....................................................................33
         (e)      Preservation of Business......................................................................33
         (f)      Full Access...................................................................................33
         (g)      Notice of Developments........................................................................34
         (h)      Exclusivity...................................................................................34
         (i)      Continuity of Business........................................................................35
         (j)      Employment Agreements.........................................................................36
         (k)      Listing.......................................................................................36
         (l)      Services Agreement............................................................................36
         (m)      Voting Agreement..............................................................................36
         (n)      MCG Finance Agreement.........................................................................36
         (o)      Lockup Agreement..............................................................................36
6.       Conditions to Obligation to Close......................................................................37
         (a)      Conditions to Obligation of Parent and the Parent Subsidiary..................................37
         (b)      Conditions to Obligation of the Target and Stockholders.......................................38
7.       Remedies for Breaches of this Agreement................................................................40
         (a)      Survival of Representations and Warranties....................................................40
         (b)      Indemnification Agreement.....................................................................40
         (c)      Other Indemnification Provisions..............................................................40
         (d)      Directors' and Officers' Indemnity............................................................40
8.       Termination............................................................................................41
         (a)      Termination of Agreement......................................................................41
         (b)      Effect of Termination.........................................................................42
9.       Miscellaneous..........................................................................................42
         (a)      Press Releases and Public Announcements.......................................................42
         (b)      No Third-Party Beneficiaries..................................................................42
         (c)      Entire Agreement..............................................................................42
         (d)      Binding Effect; Assignment....................................................................42
         (e)      Counterparts..................................................................................43
         (f)      Headings......................................................................................43
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                                                               (CONTINUED)


         (g)      Notices.......................................................................................43
         (h)      GOVERNING LAW.................................................................................44
         (i)      Amendments and Waivers........................................................................44
         (j)      Severability..................................................................................44
         (k)      Expenses......................................................................................45
         (l)      Incorporation of Exhibits.....................................................................45
         (m)      Construction..................................................................................45
         (n)      Incorporation of Exhibits and Schedules.......................................................45
         (o)      Specific Performance..........................................................................45
         (p)      Submission to Jurisdiction....................................................................45
         (q)      WAIVER OF JURY TRIAL..........................................................................46

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                                       9
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated effective March 24, 2000, by and among TALK.COM, INC., a Delaware corporation ("Parent"), ALADDIN ACQUISITION CORP., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (the "Parent Subsidiary"), and ACCESS ONE COMMUNICATIONS CORP., a New Jersey corporation (the "Target"). Parent, the Parent Subsidiary and the Target are referred to collectively herein as the "Parties."

                                   WITNESSETH:

         WHEREAS, this Agreement contemplates a transaction whereby Parent will acquire all of the outstanding capital stock of the Target through a merger of the Parent Subsidiary with and into the Target;

         WHEREAS, the Board of Directors of each of Parent, the Parent Subsidiary and the Target has approved the acquisition of the Target by Parent, including the merger of the Parent Subsidiary with and into the Target (the "Merger"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Target has determined that the Merger is advisable and is fair to and in the best interests of the holders of the Target's capital stock, par value $.001 per share (the "Target Shares"), and has resolved to recommend the approval of the Merger and the adoption of this Agreement by the Stockholders;

         WHEREAS, the Board of Directors of Parent has determined that the Merger is advisable and is fair to and in the best interests of the holders of Parent's capital stock, par value $0.01 per share (the "Parent Shares");

         WHEREAS, the Stockholders that are signatory to the Voting Agreement have agreed to vote for the Merger on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, this Agreement contemplates that for U.S. Federal income tax purposes the Merger will qualify as a reorganization within the meaning of Code
Section 368(a).

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, the Parties agree as follows:

1.       Definitions.

                  "Acquisition Proposal" means any proposal or offer (including, without limitation, any proposal or offer to the Stockholders) with respect to a merger, acquisition, consolidation, recapitalization, reorganization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, the Target.

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                  "Affiliate"  has the  meaning  set forth in Rule  12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of federal, state, local or foreign law.

                  "Agreement" has the meaning set forth in the preamble.

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

                  "Certificate of Merger" has the meaning set forth in Section 2(c) below.

                  "Closing" has the meaning set forth in Section 2(b) below.

                  "Closing Date" has the meaning set forth in Section 2(b) below.

                  "Closing Sales Price per Parent Share" means, on any day, the average of the last reported sale price of one Parent Share on the Nasdaq for each of the five trading days immediately preceding such day.

                  "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Confidentiality Agreements" means the letter agreements dated February 9, 2000 and March 8, 2000, between Parent and the Target, providing that, among other things, each Party would maintain confidential certain information of the other Party.

                  "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                  "Delaware General Corporation Law" means Title 8, Chapter 1 of the Delaware Code, as amended.

                  "Disclosure Schedule" has the meaning set forth in Section 3 below

                  "Effective Time" has the meaning set forth in Section 2(d)(i) below.

                  "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind.

                  "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

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                  "Employee  Welfare  Benefit Plan" has the meaning set forth in
ERISA Section 3(1).

                  "Employment Agreement" has the meaning set forth in Section 5(j) below.

                  "Environmental, Health, and Safety Requirements" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyl, noise or radiation, each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means each entity that is treated as a single employer with the Target for purposes of Code Section 414.

                  "Escrow Agent" has the meaning set forth in Section 2(f)(i) below.

                  "Escrow Agreement" has the meaning set forth in Section 2(f)(i) below.

                  "Escrow Amount" has the meaning set forth in Section 2(e)(i) below.

                  "Excess Loss Account" has the meaning set forth in Treas. Reg.
Section 1.1502-19.


                  "Exchange Agent" has the meaning set forth in Section 2(e)(i) below.

                  "Exchange Fund" has the meaning set forth in Section 2(e)(i) below.

                  "FCC" means the Federal Communications Commission.

                  "Fiduciary" has the meaning set forth in ERISA Section 3(21).

                  "Financial Statements" has the meaning set forth in Section 3(j) below.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Governmental Entity" means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency, commission (including any department or political subdivision of any of the foregoing), court, tribunal or judicial or arbitral body.

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                  "Governmental  Order" means any order, ruling, writ, judgment, injunction, decree, charge, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indemnification  Agreement"  has the  meaning  set  forth  in
Section 7(b) below.

                  "Intellectual  Property"  means  (a) all  inventions  (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  "Knowledge"    means   actual   knowledge   after   reasonable
investigation.

                  "Laws"   mean   any   laws,   statutes,   rules,   ordinances,
regulations, codes, plans, injunctions, judgments, orders, writs, decrees, rulings and charges thereunder of any Governmental Entity.

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                  "Licenses" has the meaning set forth in Section 3(d)(i) below.

                  "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on (x) the business, assets, revenues, financial condition, operations or prospects of Target or any of its Subsidiaries identified at or prior to Closing in any writing; (y) the ability of Target or any of its Subsidiaries to perform any of its or their payment obligations when due or to perform any other material obligations; or (z) any right, remedy or benefit of Parent, Parent Subsidiary or Surviving Corporation hereunder or under any related document.

                  "MCG" has the meaning set forth in Section 5(n) below.

                  "MCG Agreement" has the meaning set forth in Section 5(n) below.

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                  "Merger" has the meaning set forth in the preamble.

                  "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

                  "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                  "Most Recent Financial Statements" has the meaning set forth in Section 3(j) below.

                  "Most  Recent  Fiscal  Month End" has the meaning set forth in
Section 3(j) below.

                  "Most  Recent  Fiscal  Year End" has the  meaning set forth in
Section 3(j) below.

                  "Multiemployer  Plan"  has the  meaning  set  forth  in  ERISA
Section 3(37).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Nasdaq" means the Nasdaq National Market.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past practice.

                  "Parent" has the meaning set forth in the preamble.

                  "Parent Board" means the board of directors of Parent.

                  "Parent Fairness Opinion" means an opinion of Bear Stearns & Co. Inc., addressed to the Parent Board, as to the fairness of the Merger to Parent from a financial point of view.

                  "Parent SEC Documents" has the meaning set forth in Section 4(g) below.

                  "Parent Shares" has the meaning set forth in the preamble.

                  "Parent Special Meeting" has the meaning set forth in Section 5(c)(ii) below.

                  "Parent Stockholder" means any Person who or which holds any Parent Shares. "Parent Subsidiary" has the meaning set forth in the preamble.

                  "Parties" has the meaning set forth in the preamble.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

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                  "Per Share Merger  Consideration" has the meaning set forth in
Section 2(d)(v) below.

                  "Pledgee" has the meaning set forth in the preamble of the Escrow Agreement.

                  "Principal Executive" has the meaning set forth in Section 5(j) below.

                  "Process Agent" has the meaning set forth in Section 9(p) below.

                  "Prohibited  Transaction"  has the  meaning set forth in ERISA
Section 406 and Code Section 4975.

                  "Registration Statement" has the meaning set forth in Section 5(c)(v) below.

                  "Reportable Event" has the meaning set forth in ERISA Section 4043.

                  "Representative" has the meaning set forth in Section 5(h)(i) below.

                  "Requisite Stockholder Approval" means the affirmative vote of the holders of the outstanding Target Shares in favor of the adoption of this Agreement in accordance with the New Jersey Business Corporation Act of the State of New Jersey.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialman's and similar liens; (b) liens for taxes not yet due and payable;
(c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "Services Agreement" has the meaning set forth in Section 5(l) below.

                  "Stockholder" has the meaning set forth in Section 3(b) below.

                  "Stock Rights" means each option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment or security providing for the issuance or sale of any capital stock, or otherwise causing to become outstanding any capital stock.

                  "Subsidiary" of a specified Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which the specified Person (either alone or together with any other Subsidiary of the specified Person) owns, directly or indirectly, more than 50% of the stock or other equity, partnership, limited liability company or equivalent

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interests,  the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of such board of directors or other governing body.

                  "Superior Proposal" has the meaning set forth in Section 5(h)(ii) below.

                  "Surviving Corporation" has the meaning set forth in Section 2(a) below.

                  "SWDA" has the meaning set forth in Section 3(aa)(iii).

                  "Target" has the meaning set forth in the preamble.

                  "Target Board" means the board of directors of the Target.

                  "Target Shares" has the meaning set forth in the preamble.

                  "Target Special Meeting" has the meaning set forth in Section 5(c)(i) below.

                  "Tax" means any  federal,  state,  local,  or foreign  income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Return" means any report, return, declaration or other information required to be supplied to a taxing authority in connection with Taxes.

                  "Voting Agreement" has the meaning set forth in Section 5(m) below.

2.       The Transaction

                  (a) The Merger. On and subject to the terms and conditions of this Agreement, the Parent Subsidiary will merge with and into the Target at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

                  (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kelley Drye & Warren LLP, 1200 19th Street, N.W., Washington, D.C. 20036, commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

                  (c) Actions at the Closing. At the Closing, (i) the Target will deliver to Parent and the Parent Subsidiary the various certificates, instruments and documents referred to in

Section 6(a) below; (ii) Parent and the Parent Subsidiary will deliver to the Target the various certificates, instruments and documents referred to in
Section 6(b) below; (iii) the Target and the Parent Subsidiary will file with the Secretary of State of the State of Delaware and with the Secretary of State of the State of New Jersey a Certificate of Merger in the form attached as Exhibit A (the "Certificate of Merger"); and (iv) Parent will deliver or cause to be delivered the Exchange Fund to the Exchange Agent in the manner provided below in this Section 2.

        (d)      Effect of Merger.

                 (i) General. The Merger shall become effective at the time (the "Effective Time") the Target and the Parent Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware and with the Secretary of State of the State of New Jersey or at such later time as the Parties may agree and specify in the Certificate of Merger. The Merger shall have the effects set forth in the Delaware General Corporation Law and the New Jersey Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Parent Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                 (ii) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety in the form of Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by law.

                 (iii) By-laws. The By-laws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read in their entirety as did the By-laws of the Parent Subsidiary in effect immediately prior to the Effective Time and shall be the By-laws of the Surviving Corporation until amended in accordance with their terms and as provided by law.

                 (iv) Directors and Officers. The directors and officers of the Parent Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office), until the earlier of their respective resignation, removal or otherwise ceasing to be a director or officer, respectively, or until their respective successors are duly elected and qualified, as the case may be.

                 (v) Conversion of Target Shares. At and as of the Effective Time, (A) each issued and outstanding Target Share will be converted into the right to receive .571428 Parent Shares (the "Per Share Merger Consideration"), and all such Target Shares will no longer be outstanding, will be canceled and will cease to exist, and each holder of a certificate representing any such Target Shares will thereafter cease to have any rights with respect to such Target Shares, except the right to receive the Per Share Merger Consideration for each such Target Share to which the holder of such Target Shares is entitled pursuant to Section 2(e) upon the surrender of such certificate in accordance with Section 2(e) (collectively, the "Merger Consideration"); except that the Per Share Merger Consideration shall be subject to equitable and proportionate adjustment in the event of any stock split, stock dividend or reverse stock split by Parent between the date of this Agreement and the Closing Date, and (B) each Target Share owned by the Target shall be canceled without payment therefor. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2(d)(v) after the Effective Time. Notwithstanding anything to the contrary in this Section 2(d)(v), no fractional Parent Shares shall be issued to then former holders of Target Shares. In lieu thereof, each then former holder of a Target Share who would otherwise have been entitled to receive a fraction of a Parent Share (after taking into account all certificates delivered by such then former holder at any one time) shall receive an amount in cash equal to such fraction of a Parent Share multiplied by $14.

                 (vi) Conversion of Stock Rights. The Target shall take all such action as may be necessary to cause, at the Effective Time, each Stock Right granted by the Target to purchase Target Shares that is outstanding and unexercised immediately prior thereto (whether or not vested or exercisable), to be converted automatically into an equivalent Stock Right to purchase Parent Shares in an amount and at an exercise price determined as follows:

                     (x) The number of Parent Shares to be subject to the new Stock Right will be equal to the product of the number of Target Shares subject to the original Stock Right multiplied by the Per Share Merger Consideration, provided that any fractional Parent Shares resulting from this multiplication will be rounded as provided in the instrument governing the Stock Right or, if there is no such instrument, up to the next whole share; and

                     (y) The exercise price per Parent Share under the new Stock Right will be equal to the quotient of the exercise price per Target Share under the original Stock Right divided by the Per Share Merger Consideration, provided that the exercise price resulting from this division will be rounded as provided in the instrument governing the Stock Right or, if there is no instrument, up to the next whole cent.

                  The adjustments provided in this Section 2(d)(vi) with respect to any original Stock Rights that are "incentive stock options" (as defined in Section 422 of the Code) must be and are intended to be effected in a manner that is consistent with Section 424(a) of the Code. The option plan of the Target under which the original Stock Rights were issued will be assumed by Parent, and the duration and other terms of the new Stock Rights will be the same as the original Stock Rights, except that all references to the Target will be deemed to be references to Parent. Promptly following the Effective Time, Parent shall deliver to the former holders of original Stock Rights appropriate agreements representing the right to acquire Parent Shares on the terms and conditions set forth in this Section 2(d)(vi); provided, however, that a portion of any warrants issuable under such agreements, equal in an amount that when added to the portion of the Merger Consideration to be withheld and delivered to the Escrow Agent in accordance with Section 2(e)(i) constitutes 10% of the total Merger Consideration, shall be withheld from each of the Pledgees (as defined in the Escrow Agreement) under such agreements under the Escrow Agreement proportionately, based on the Merger Consideration to which each such Pledgee is entitled pursuant to this Agreement.

                  The Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery on exercise of the new Stock Rights in accordance with this Section 2(d)(vi). At the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form, and seek to cause this Form S-8 to become effective at or as soon as practicable after the Effective Time, with respect to Parent Shares subject to new employee stock options included in the Stock Rights and shall use best efforts to maintain the effectiveness of this registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as these options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act, Parent shall administer the option plans assumed pursuant to this Section 2(d)(vi) in a manner that complies with Rule 16b-3 promulgated under the Securities Exchange Act to the extent the Target option plan complied with this rule prior to the Merger.

                         (vii) Conversion of Capital Stock of the Parent Subsidiary. At and as of the Effective Time, each share of common stock, $.01 par value per share, of the Parent Subsidiary will be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (e)  Procedure for Exchange.

                         (i)  Immediately  after the Effective  Time, (A) Parent
                  shall furnish to First City Transfer Company, its transfer agent, or such other bank or trust company reasonably acceptable to the Target, to act as exchange agent (the
                  "Exchange  Agent")  a    corpus  (the  "Exchange
                  Fund")  consisting  of Parent  Shares and cash  sufficient  to
                  permit the Exchange Agent to make   full payment
                  of the Merger Consideration to the holders of all of the issued and outstanding Target Shares (other than any Target Shares owned by the Target), less such portion of the Parent Shares to be delivered to the holders of the issued and outstanding Target Shares which when added to the other Merger Consideration to be delivered to the Escrow Agent pursuant to the Escrow Agreement pursuant to Section 2(d)(vi) above constitutes 10% of the total Merger Consideration (the "Escrow Amount") which will be withheld from each of the Pledgees
                  under the  Escrow    Agreement  proportionately,
                  based on the Merger Consideration to which each such Pledgee is entitled pursuant to this Agreement and (B) Parent will cause the Exchange Agent to mail a letter of  transmittal  (with  instructions  for its use) in a form to be mutually agreed upon by the Target and Parent prior to Closing to each holder of issued and outstanding Target Shares (other than any Target Shares owned by the Target) for the holder to use in surrendering the certificates that, immediately prior to the Effective Time, represented his or its Target Shares against payment of the Merger Consideration to which the holder is entitled pursuant to Section 2(e)(ii), subject to the escrow of the Escrow Amount pursuant to the Escrow Agreement. Upon surrender to the Exchange Agent of these certificates, together with the letter of transmittal, duly executed and completed in accordance with the letter of transmittal instructions, subject to the escrow of the Escrow Amount pursuant to the Escrow Agreement, Parent shall promptly cause to be issued a certificate representing that number of whole Parent Shares and a check representing the amount of cash in lieu of any fractional shares to which the Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or accrued on the cash in lieu of fractional shares payable to recipients of Parent Shares. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of payment that the surrendered certificate must be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation or the Exchange Agent that this tax has been paid or is not applicable. If any certificate representing Target Shares is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming a certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for this lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof; except that, the Person to whom this Merger Consideration is paid shall, as a condition precedent to the payment thereof, indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. No dividends or other distributions declared after the Effective Time with respect to Parent Shares and payable to the holders of record thereof will be paid to the holder of any unsurrendered certificate until the holder thereof shall surrender this certificate in accordance with this Section 2(e). After the surrender of a certificate in accordance with this Section 2(e), the record holder thereof is entitled to receive any such dividends or other distributions, without any interest thereon, which previously had become payable with respect to the Parent Shares represented by such certificate. No holder of an unsurrendered certificate is entitled, until the surrender of such certificate, to vote the Parent Shares into which his or its Target Shares shall have been converted.

                         (ii) The Parent shall pay, or shall cause the Surviving
                  Corporation to pay, all charges and expenses of the Exchange Agent.

                  (f)      Escrow.

                         (i) At the Effective Time, Parent, the Parent Subsidiary, Target, Kenneth G. Baritz and the Escrow Agent shall execute and deliver an escrow agreement substantially in the form of the attached Exhibit C (the "Escrow Agreement") under which a person mutually satisfactory to Parent, the Parent Subsidiary and Target shall act as escrow agent (the "Escrow Agent") with respect to the Parent Shares and other securities convertible into Parent Shares deposited with the Escrow Agent. Parent shall deposit the Escrow Amount with the Escrow Agent, which shall be withheld from the Merger Consideration as provided in Section 2(e) in connection with the indemnification obligations set forth in Section 7 below and the Indemnification Agreement.

                         (ii) Subject to the  provisions  of this Section  2(f),
                  the Escrow Agreement and the Indemnification Agreement, the Escrow Amount shall be paid to the Stockholders one year following the Effective Time, as reduced by the amount of any Material Adverse Effect the Parent, Parent Subsidiary or Surviving Corporation may suffer based on, arising from or in connection with all claims for indemnification asserted in writing within such one year period pursuant to the Indemnification Agreement that have not been fully resolved.

                         (iii) For all purposes of this Agreement and the Escrow
                  Agreement, whenever Parent Shares shall be required to be delivered to satisfy an indemnity or contribution obligation of any Party hereto, each Parent Share shall be valued at the Closing Sales Price per Parent Share on the date when a notice asserting a claim under the Indemnification Agreement is given pursuant thereto. In the event of any stock split, reverse stock split, stock combination or reclassification of the Parent Shares or any merger, consolidation or combination of Parent with any other entity or entities, the deemed value specified above for the Parent Shares shall be proportionally adjusted so that the deemed value of the Parent Shares after such event shall be the same as the deemed value of the Parent Shares prior to such event. All such adjustments shall be made successively.

                         (iv) Kenneth G. Baritz and his representatives shall be
                  entitled to inspect all of the work papers, schedules and other supporting documentation relating to the calculation of any Material Adverse Effect pursuant to Section 2(f)(ii).

                  (g) Closing of Transfer Records. After the Effective Time, no transfer of Target Shares outstanding prior to the Effective Time may be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing Parent Shares and cash in lieu of fractional shares, if any, as provided in Section 2(e).

                  3. Representations and Warranties of the Target. The Target represents and warrants to the Parent and Parent Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3 unless otherwise specifically provided), except as set forth in the disclosure schedule delivered by the Target to the Parent on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). All information that is necessary to make a given section of the Disclosure Schedule complete and accurate, but is not fully disclosed therein, shall nevertheless be deemed to be complete and accurate if it is contained in any other paragraph of the Disclosure Schedule provided that appropriate cross-references are included in all applicable sections of the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                  (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except if such failure would not have a Material Adverse Effect. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 3(a) of the Disclosure Schedule lists for each of the Target and its Subsidiaries (i) the directors and officers; (ii) the state of incorporation; and (iii) the jurisdictions in which the corporation is qualified to do business. The Target has delivered to the Parent correct and complete copies of the charter and bylaws of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and its Subsidiaries are correct and complete, and the Target has delivered to the Parent copies of all such items. None of the Target and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

                  (b) Capitalization. The entire authorized capital stock of the Target consists of 57,500,000 Target Shares, of which 50,000,000 shares are designated as common stock and 7,500,000 shares are designated as preferred stock. Of the authorized common stock, 19,236,833 Target Shares are issued and outstanding and 30,000 Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective stockholders as set forth in Section 3(b) of the Disclosure Schedule (each a "Stockholder" and collectively, "Stockholders"). Other than options that are exercisable into 2,180,278 Target Shares and warrants that are exercisable into 3,582,889 Target Shares (as identified in Section 3(b) of the Disclosure Schedule with all relevant material information including but not limited to exercise price, exercise term, transferability restrictions, employment related conditions (if any) and vesting rights), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Target (other than the Voting Agreement). Each Stockholder holds of record and, to Target's Knowledge, owns beneficially the number of Target Shares set forth next to his or its name in Section 3(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. To Target's Knowledge, no Stockholder is a party to any option, warrant, purchase right or other contract or commitment that could require the Stockholder to sell, transfer or otherwise dispose of any capital stock of the Target (other than this Agreement).

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or Governmental Order to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement except for
(x) the filing of a Notification and Report Form by Target under the Hart-Scott-Rodino Act; (y) the filings pursuant to the Delaware General Corporation Law and the New Jersey Business Corporation Act; and (z) the filings with and the approvals of the FCC and state public utility commissions or other Governmental Entities identified in Section 3(c) of the Disclosure Schedule.

                  (d)  Compliance  with Laws;  Licenses.  Except as set forth in
Section 3(d) of the Disclosure Schedule, Target and its Subsidiaries have conducted and continue to conduct their respective businesses in accordance with all Laws, Licenses and Governmental Orders applicable to any of the businesses in which any of the Target and its Subsidiaries is engaged and in which they presently propose to engage, and Target and its Subsidiaries are not in violation of any such Law, License or Governmental Order except to the extent that noncompliance would not have a Material Adverse Effect.

                         (i) Target and its Subsidiaries hold all permits, licenses, certificates, variances, exemptions, orders, approvals, tariffs, rate schedules and similar documents from Governmental Entities (collectively, "Licenses") that are necessary to own, lease and operate the assets and properties they currently own, lease and operate and to conduct their respective businesses and operations in the manner previously conducted and as proposed to be conducted.
                  Section 3(d)(i) of the Disclosure Schedule sets forth all Licenses issued by the FCC or any state public utility commission and all other Licenses held by Target or its Subsidiaries, together with any pending applications filed by Target or its Subsidiaries for other Licenses. Target has delivered to Parent correct and complete copies of all Licenses (including the applications related thereto) and all pending applications listed on Section 3(d)(i) of the Disclosure Schedule. No event has occurred with respect to any such License or application that would permit the revocation, termination, suspension or denial thereof or would result in any impairment of the rights of the holder thereof. No notice has been received and to Target's Knowledge no investigation or review is pending or threatened by any Governmental Entity with regard to any alleged violation by Target or any of its Subsidiaries of any License or any alleged failure by Target or any of its Subsidiaries to have any Licenses.

                  (e) Customers. Listed in Section 3(e) of the Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of Target and its Subsidiaries for the twelve-month period ended
December 31, 1999 and the amount for which each such customer was invoiced during such period. Target has not received any notice or has any Knowledge that any significant customer of Target or any of its Subsidiaries has ceased, or will cease, to use the products, equipment, goods or services of Target or any of its Subsidiaries, or has substantially reduced or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  (f) Suppliers. Listed in Section 3(f) of the Disclosure Schedule are the names and addresses of all the suppliers from which Target or any of its Subsidiaries ordered services, raw materials, supplies, merchandise and other goods from with an aggregate purchases price of $500,000 or more during the twelve-month period ended December 31, 1999. Except as disclosed in
Section 3(f) of the Disclosure Schedule, Target has not received any notice or has any Knowledge that any such supplier will not sell services, raw materials, supplies, merchandise and other goods to Target or any of its Subsidiaries at any time, on terms and conditions substantially similar to those used in its current sales to Target or any of its Subsidiaries, subject only to general and customary price increases.

                  (g) Brokers' Fees. Neither the Target and its Subsidiaries nor any Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (h) Title to Assets. Except as identified in Section 3(h) of the Disclosure Schedule, the Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

                  (i) Subsidiaries. Section 3(i) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid and nonassessable. All of the outstanding shares of each Subsidiary of the Target is free and clear of any restrictions on transfer (other than restrictions  under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust or other business association which is not a Subsidiary of the Target.

                  (j) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended October 31, 1997, October 31, 1998, and October 31, 1999 (the "Most Recent Fiscal Year End") for the Target and its Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the month ended December 31, 1999 (the "Most Recent Fiscal Month End") for the Target and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and its Subsidiaries as of such dates and the results of operations of the Target and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Target and its Subsidiaries (which books and records are correct and complete).

                  (k) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect involving any of the Target and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                         (i) none of the Target and its  Subsidiaries  has sold,
                  leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business;


                         (ii) none of the Target and its Subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $250,000 or other than in the Ordinary Course of Business;

                         (iii) no party  (including  any of the  Target  and its
                  Subsidiaries) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $250,000 to which any of the Target and its Subsidiaries is a party or by which any of them is bound;

                         (iv) none of the Target and its  Subsidiaries  has made
                  any  capital   expenditure   (or  series  of  related  capital
                  expenditures) either involving more than $250,000 or other than in the Ordinary Course of Business;

                         (v) none of the  Target and its  Subsidiaries  has made
                  any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions) either involving more than $50,000 or other than in the Ordinary Course of Business;

                         (vi) none of the Target and its Subsidiaries has issued
                  any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $250,000 in the aggregate;

                         (vii) none of the Target and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities other than in the Ordinary Course of Business;

                         (viii) none of the Target and its Subsidiaries has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or other than in the Ordinary Course of Business;

                         (ix) none of the Target and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                         (x) other than as contemplated by this Agreement, there
                  has been no change made or authorized in the charter or bylaws of any of the Target and its Subsidiaries;

                         (xi) none of the Target and its Subsidiaries has issued, sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock other than as described in
                  Section 3(k)(xi) of the Disclosure Schedule;

                         (xii)  none  of the  Target  and its  Subsidiaries  has
                  declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                         (xiii) none of the Target and its Subsidiaries has experienced any damage, destruction or loss (whether or not covered by insurance) to its property which could have a Material Adverse Effect;

                         (xiv) none of the Target and its  Subsidiaries has made
                  any loan to, or entered into any other transaction with, any of its directors, officers or employees other than in the Ordinary Course of Business;

                         (xv) none of the Target and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

                         (xvi) none of the Target and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees other than in the Ordinary Course of Business;

                         (xvii) none of the Target and its Subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Employee Benefit Plan);

                         (xviii)  none of the  Target and its  Subsidiaries  has
                  made any other change in employment terms for any of its directors, officers or employees other than in the Ordinary Course of Business;

                         (xix) none of the Target and its  Subsidiaries has made
                  or  pledged   to  make  any   charitable   or  other   capital
                  contribution other than in the Ordinary Course of Business;

                         (xx) there has not been any other occurrence, event, incident, action, failure to act or transaction other than in the Ordinary Course of Business involving any of the Target and its Subsidiaries that could have a Material Adverse Effect; and

                         (xxi) none of the Target and its Subsidiaries has committed to any of the foregoing.

                  (l)  Undisclosed  Liabilities.  None  of the  Target  and  its
Subsidiaries has any Liability (and to the Knowledge of the Target) there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

                  (m) Legal Compliance. Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied in all material respects with all Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or, to the Target's Knowledge, commenced against any of them alleging any failure so to comply the failure of which could have a Material Adverse Effect.

                 (n)      Tax Matters.

                         (i) Each of the Target and its  Subsidiaries  has filed
                  all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                         (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                         (iii) There is no dispute or claim concerning any Liability for any Tax of any of the Target and its Subsidiaries either (A) claimed or raised by any Governmental Entity in writing received by the Target or any of its Subsidiaries or (B) as to which any of the directors and officers (and employees responsible for Tax matters) of the Target and its Subsidiaries has Knowledge based on personal contact with any agent of such Governmental Entity. Section 3(n) of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after October 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since October 31, 1998.

                         (iv) None of the Target and its Subsidiaries has waived
                  any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                         (v) None of the Target and its Subsidiaries has filed a
                  consent under Code Section 341(f) concerning collapsible corporations. None of the Target and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Target and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2)
                  during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Target and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Target and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Target and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has any Liability for the Taxes of any Person (other than any of the Target and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                         (vi) Section 3(n) of the Disclosure Schedule sets forth
                  the following information with respect to each of the Target and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target or Subsidiary; and (B) the amount of any deferred gain or loss allocable to the Target or Subsidiary arising out of any Deferred Intercompany Transaction. Promptly following the execution of this Agreement, Target shall update Section 3(n) of the Disclosure Schedule to add (C) the basis of the Target or Subsidiary in its assets; and (D) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account).

                         (vii) The unpaid Taxes of the Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
                  (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries in filing their Tax Returns.

                  (o)      Real Property.

                         (i) Neither the Target nor any of its Subsidiaries owns
                  any real property.

(ii) Section 3(o)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target and its Subsidiaries. The Target has delivered to the Parent correct and complete copies of the leases and subleases listed in Section 3(o)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(o)(ii) of the Disclosure
                  Schedule:

                  (1)  the  lease  or   sublease  is  legal,   valid,   binding,
enforceable and in full force and effect;

                  (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (3) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                  (4) no party to the lease or sublease has repudiated any provision thereof;

                  (5) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (6) with respect to each sublease, the representations and warranties set forth in subsections (1) through (5) above are true and correct with respect to the underlying lease;

                  (7) none of the Target and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (8) all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with all Laws;

                  (9) all facilities leased or subleased thereunder are supplied
with  utilities  and  other  services   necessary  for  the  operation  of  said
facilities; and

                  (10) to the Knowledge of the Target, there are no restrictions that impair the current use or occupancy of the property that is subject to the lease.

                 (p)      Intellectual Property.

                         (i)  Set  forth  in  Section  3(p)  of  the  Disclosure
                  Schedule is a complete and correct list of all Intellectual Property owned or used by the Target or its Subsidiaries. Except as set forth in 3(p) of the Disclosure Schedule, (A) the Target and/or its subsidiaries own or have the right to use all of such Intellectual Property free and clear of any Security Interest, license or other restriction; (B) no proceedings have been instituted, are pending or, to the Knowledge of the Target are threatened, which challenge the rights of the Target and/or its Subsidiaries in respect of such Intellectual Property or the validity thereof and, to the Knowledge of the Target, there is no Basis for any such proceedings; (C) none of such Intellectual Property violates any Laws, or has at any time infringed on or violated any rights of others, or is being infringed by others; and (D)
                  none of such Intellectual Property is subject to any outstanding Governmental Order.

                         (ii) The  Target and its  Subsidiaries  own or have the
                  right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Target and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation or the Target's Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. None of the Target and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any item included in such Intellectual Property.

                  (q) Tangible Assets. The Target and its Subsidiaries own or lease all buildings, machinery, equipment and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  (r) Inventory. Neither the Target nor its Subsidiaries holds any supplies, manufactured or purchased parts, goods in process or finished goods for sale in the Ordinary Course of Business.

                  (s) Contracts. Section 3(s) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party:

                         (i) any agreement (or group of related  agreements) for
                  the lease of personal property to or from any Person providing for annual lease payments in excess of $50,000 per annum;

                         (ii) any agreement (or group of related agreements) for
                  the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of the Target and its Subsidiaries, or involve annual consideration in excess of $250,000;

                         (iii) any agreement  concerning a partnership  or joint
                  venture;

                         (iv) any  agreement  (or group of  related  agreements)
                  under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                         (v)  any  agreement   concerning   confidentiality   or
                  noncompetition;

                         (vi) any  agreement  with any of the  Stockholders  and
                  their Affiliates (other than the Target and its Subsidiaries);

                         (vii) any profit sharing, stock option, stock purchase,
                  stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers or employees;

                         (viii) any collective bargaining agreement;

                         (ix) any agreement for the employment of any individual
                  on a full-time, part-time, consulting or other basis providing annual compensation in excess of $70,000 or providing severance benefits;

                         (x) any agreement under which it has advanced or loaned
                  any amount to any of its directors, officers or employees outside the Ordinary Course of Business;

                         (xi) any agreement  under which the  consequences  of a
                  default or termination  could have a Material  Adverse Effect;
                  or

                         (xii)  any  other   agreement   (or  group  of  related
                  agreements)   the   performance  of  which   involves   annual
                  consideration in excess of $50,000.

The Target has delivered to the Parent a correct and complete copy of each written agreement listed in Section 3(s) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(s) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification or acceleration under the agreement; and (D) no party has repudiated any material provision of the agreement.

                  (t) Notes and Accounts Receivable. All notes and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid receivables and subject to no setoffs or counterclaims, are current and collectible (except as described in Section 3(t) of the Disclosure Schedule), subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. Listed in
Section 3(t) of the Disclosure Schedule are notes or accounts receivable of the Company or any of its Subsidiaries in excess of $50,000.

                  (u) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.

                  (v) Insurance. Section 3(v) of the Disclosure Schedule sets forth the following information with respect to each current insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any of the Target and its Subsidiaries are a party, a named insured, or otherwise the beneficiary of coverage:

                         (i) the  name,  address  and  telephone  number  of the
                  agent;

                         (ii)  the  name  of  the  insurer,   the  name  of  the
                  policyholder, and the name of each covered insured;

                         (iii) the policy number and the period of coverage;

                         (iv) the scope  (including an indication of whether the
                  coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                         (v)  a   description   of   any   retroactive   premium
                  adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of the Target and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Target, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Target and its Subsidiaries has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Neither Target nor any of its Subsidiaries has maintained any self-insurance arrangements during the past 5 years.

                  (w) Litigation. Section 3(w) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding Governmental Order or (ii) is a party or to the Knowledge of the Target is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before, any Governmental Entity or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator or mediator. Except as set forth in Section 3(w) of the Disclosure Schedule, none of such actions, suits, proceedings, hearings and investigations could result in any Material Adverse Effect.

                  (x) Employees. To the Knowledge of the Target, no executive, key employee, or group of employees has any plans to terminate employment with any of the Target and its Subsidiaries and there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries. None of the Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Target and its Subsidiaries has committed any unfair labor practice.

                 (y)      Employee Benefits.

                         (i) Section 3(y) of the Disclosure  Schedule lists each
                  Employee Benefit Plan that any of the Target and its Subsidiaries maintains, to which any of the Target and its Subsidiaries contributes or has any obligation to contribute, and describes any Liability or potential Liability that may be incurred by or imposed on the Target or any of its Subsidiaries with respect thereto.

                  (1) To the Knowledge of the Target, each such Employee Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (2) To the Knowledge of the Target, all material required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. To the Knowledge of the Target, the requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                  (3) All material contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee
Benefit Plan which is an Employee Pension Benefit Plan and all material contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date, that are due on or before the Closing Date, have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (4) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and to the Knowledge of the Target nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                  (5) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any
Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder as determined by the independent actuary for the Employee Pension Benefit Plan in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the Closing Date.

                  (6) The Target has delivered to the Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

                         (ii) With  respect to each  Employee  Benefit Plan that
                  any of the Target, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, and describes any Liability or potential Liability that may be incurred by or imposed on the Target or any of its Subsidiaries with respect thereto:

                  (1) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or to the Knowledge of the Target been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                  (2) To the Knowledge of the Target, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or to the Knowledge of the Target is threatened. None of the directors and officers (and employees with responsibility for employee benefits matters) of the Target and its Subsidiaries has any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

                  (3) None of the Target and its Subsidiaries has incurred any material Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                         (iii) None of the  Target,  its  Subsidiaries,  and any
                  ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

                         (iv) Section 3(y)(iv) of the Disclosure  Schedule lists
                  each Employee Welfare Benefit Plan that any of the Target and its Subsidiaries maintains, to which any of the Target and its Subsidiaries contributes or has any obligation to contribute, and describes any Liability or potential Liability that may be incurred by or imposed on the Target or any of its Subsidiaries with respect to medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  (z) Guaranties. None of the Target and its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (aa) Environmental, Health and Safety Matters.

                         (i) The properties and facilities currently occupied by
                  the Target and its Subsidiaries are not being used by Target or its Subsidiaries to make, store, handle, treat, dispose, generate, or transport hazardous substances in violation of any Environmental, Health, and Safety Requirement.

                         (ii) To the Knowledge of Target,  hazardous  substances
                  have never been made, stored, handled, treated, disposed of, generated, or transported on or from the properties and facilities occupied by the Target and its Subsidiaries during the term of such occupancy, except in accordance with Law.

                         (iii) The properties,  facilities and operations of the
                  Target and its Subsidiaries and their respective predecessors and Affiliates have complied and are in compliance in all material respects with all applicable Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, each of the Target, its Subsidiaries and their respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in Section 3(aa)(iii) of the Disclosure Schedule.

                         (iv) To the Knowledge of Target, none of the properties, facilities or operations of the Target and its Subsidiaries is subject to any judicial or administrative proceedings alleging the violation of any applicable Environmental, Health, and Safety Requirements.

                         (v) To the Knowledge of Target, none of the properties,
                  facilities or operations of the Target and its Subsidiaries is the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other hazardous, illegal or unlawful substance into the environment.

                         (vi) Neither the Target nor its  Subsidiaries has filed
                  any notice under any Law indicating past or present treatment or disposal of a hazardous waste, hazardous substance or any petroleum or petroleum product, or reporting a spill or release of a hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other substance into the environment.

                         (vii) None of the Target and its Subsidiaries have within the past year received written notice nor are they aware of any contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other substance into the environment.

                  (bb) Certain Business Relationships with the Target and its Subsidiaries. Except as described in Section 3(bb) of the Disclosure Schedule, none of the Stockholders and their Affiliates has been involved in any business arrangement or relationship with any of the Target and its Subsidiaries within the past 12 months, and none of the Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Target and its Subsidiaries.

                  (cc) Accounts; Lockboxes; Safe Deposit Boxes. Section 3(cc) of the Disclosure Schedule contains a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which any of the Target and its Subsidiaries has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto and (ii) the location of all lockboxes and safe deposit boxes of the Target or its Subsidiaries and the names of all persons authorized to draw thereon or have access thereto. At the Effective Time, neither Target nor any of its Subsidiaries shall have any such account, lockbox or safe deposit box other than those listed in Section 3(cc) of the Disclosure Schedule, nor shall any additional person have been authorized, from the date of this Agreement, to draw thereon or have access thereto. The Stockholders and their Affiliates have not commingled monies or accounts of Target or its Subsidiaries with other monies or accounts of the Stockholders and their Affiliates or relating to their other businesses nor have the Stockholders or their Affiliates transferred monies or accounts of Target or its Subsidiaries other than to an account of Target or its Subsidiaries. At the Effective Time, all monies and accounts of Target and its Subsidiaries shall be held by, and be accessible only to, Target or its Subsidiaries.

                  (dd) Securities. To the Knowledge of the Target, the outstanding shares of Target were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws or pursuant to valid exemptions therefrom.

                  (ee) Accounting Matters. Listed in Section 3(ee) of the Disclosure Schedule are all predecessor companies of the Target, the names of any Persons from which, since January 1, 1994, the Target previously acquired material properties or assets, and the changes in the Target's capital structure and capital stock ownership since October 1, 1998.

                  (ff) Disclosure. All written information contained in any schedule, report, certificate or any other document furnished to Parent by Target or any other Person (on behalf of Target) in connection with this Agreement is true, accurate and complete, and no such Person (including Target) has stated therein (or included in any such document) any untrue material fact or omitted to state any material fact necessary to make such information not misleading. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         4. Representations and Warranties of Parent and the Parent Subsidiary. The Parent represents and warrants to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                  (a) Organization. Each of the Parent and the Parent Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Capitalization. The entire authorized capital stock of the Parent consists of 305,000,000 Parent Shares, of which 300,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock. Of the authorized common stock, 66,972,960 shares are issued and outstanding and 1,183,808 shares are held in treasury. The entire authorized capital stock of the Parent Subsidiary consists of 1,000 shares, $.01 par value per share, all of one class designated as common, of which 100 shares are issued and outstanding. Other than options that are outstanding as of March 17, 2000 for 7,205,595 shares of Parent's common stock and convertible debentures that are convertible into 3,437,756 shares of Parent's common stock, there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments as of such date that could require the Parent to issue, sell or otherwise cause to become outstanding any of its capital stock.

                  (c) Authorization of Transaction. Each of the Parent and the Parent Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Parent and the Parent Subsidiary, enforceable in accordance with its terms and conditions.

                  (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law or Governmental Order to which either the Parent or the Parent Subsidiary is subject or any provision of the charter or bylaws of either the Parent or the Parent Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Parent or the Parent Subsidiary is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the New Jersey Business Corporation Act, the Securities Exchange Act, the Securities Act, the Trust Indenture Act, the state securities laws and the FCC's and the state public utility commissions' or similar state regulatory bodies' rules, regulations and policies, neither the Parent nor the Parent Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (e) Brokers' Fees. Neither the Parent nor the Parent Subsidiary has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated; provided, however, that the parties acknowledge that the

Parent has retained Bear Stearns & Co. Inc. in connection with the Merger for which the Parent shall be obligated to pay any fees or commissions.

                  (f) Continuity of Business. It is the present intention of the Parent to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Treas. Reg.
Section 1.368-1(d).

                  (g) Securities Exchange Act Reports. Parent has filed all reports, proxy statements, forms and other documents required to be filed with the SEC prior to the date of this Agreement. The Parent has delivered to the Target and the Stockholders complete and accurate copies of a (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1999, as filed under the Securities Exchange Act with the SEC, (ii) all of Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, as filed under the Securities Exchange Act with the SEC and (iii) all of Parent's proxy statements and annual reports to shareholders used in connection with meetings of Parent Stockholders held since December 31, 1998 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents (x) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) complied as to form in all material respects with applicable laws and rules and regulations of the SEC.

                  (h) Disclosure. All written information contained in any schedule, report, certificate or any other document furnished to Target by Parent or any other Person (on behalf of Parent) in connection with this Agreement is true, accurate and complete, and no such Person (including Parent) has stated therein (or included in any such document) any untrue material fact or omitted to state any material fact necessary to make such information not misleading. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

                  (i) Authorization for Parent Shares. Parent will take all necessary action prior to the Closing Date to permit it to issue the number of Parent Shares and options and/or warrants to purchase Parent Shares required to be issued in the Merger pursuant to this Agreement. All of the Parent Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription or purchase in respect thereof. All Parent Shares issued pursuant to this Agreement will, when issued, be registered or exempt from registration under the Securities Act and the Securities Exchange Act and registered or exempt from registration under any applicable state securities laws.

                  (j) NASDAQ Compliance. Parent is in compliance with all applicable maintenance criteria and other requirements necessary to permit continued listing of the Parent Shares on the NASDAQ, and Parent has not received evidence to the contrary from the NASD.

                  (k) Litigation. Exhibit E sets forth each instance in which any of the Parent and its Subsidiaries (i) is subject to any outstanding Governmental Order or (ii) is a party or to the

Knowledge of the Parent and the Parent Subsidiary is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before, any Governmental Entity or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator or mediator.

                  (l) No Material Adverse Changes. Since the date of filing of the most recent Parent SEC Document, there has been no Material Adverse Effect involving the Parent or its Subsidiaries.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.


                  (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

                  (b) Notices and Consents. The Target will give (and will cause each of its Subsidiaries to give) any notices to third parties, and the Target will use commercially reasonable efforts (and will cause each of its Subsidiaries to use its best efforts) to obtain any third party consents, that the Parent may request in connection with the matters referred to in Section
3(c) above. Each of the Parties will (and the Target will cause each of its Subsidiaries to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to in Sections 3(c) and 4(d) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Target will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use commercially reasonable efforts to obtain (and the Target will cause each of its Subsidiaries to use its best efforts to obtain) an early termination of the applicable waiting period, and will make (and the Target will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

                  (c) Regulatory Matters and Approvals. Each of the Parties, promptly after the date hereof, will (and the Target, promptly after the date hereof, will cause each of its Subsidiaries to) give any notices to, make any filings with and use all commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Entities in connection with the matters referred to in Section 3(c) and 4(d) above. Without limiting the generality of the foregoing:

                         (i) New Jersey  Business  Corporation  Act.  The Target
                  will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws, to convene a special meeting of its Stockholders (the "Target Special Meeting"), as soon as reasonably practicable in order that the Stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with the New Jersey Business Corporation Act of the State of New Jersey.

                         (ii) Delaware General  Corporation Law. The Parent will
                  take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws, to convene a special meeting of the Parent Stockholders (the "Parent Special Meeting"), as soon as reasonably practicable in order that the Parent Stockholders may consider and vote on the adoption of this Agreement and the approval of the Merger in accordance with Delaware General Corporation Law.

                         (iii) Hart-Scott-Rodino Act. Each of the Parties shall file (and the Target will cause each of its Subsidiaries to file) any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain (and the Target will cause each of its Subsidiaries to use its best efforts to obtain) an early termination of the applicable waiting period, and will make (and the Target will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper or advisable.

                         (iv) Telecommunications Laws. Parent shall be responsible for preparing and filing the appropriate applications, notifications and other documentation necessary or appropriate to request from Governmental Entities with jurisdiction over the telecommunications industry all necessary authorizations, consents and approvals to the Merger and the transactions contemplated hereby. The Target, at its sole cost and expense, will cooperate with Parent in this regard, providing such assistance as Parent shall reasonably request.

                         (v) Securities Act. With respect to the Parent Shares to be issued in connection with the Merger and any Parent Shares into which any warrants that are part of the Stock Rights to be issued by Parent in connection with the Merger, Parent shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and will use its best efforts to cause such Registration Statement to become effective at the earliest possible time, and with respect to the Parent Shares into which any warrants that are part of the Stock Rights to be issued by Parent in connection with the Merger to maintain the effectiveness of such Registration
                  Statement for a period of one year, which Registration Statement shall comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Parent makes no and shall not make any representation, warranty or covenant with respect to any information furnished to it by the Target, the Stockholders or any of their accountants, counsel or authorized representatives specifically for inclusion in the

                  Registration Statement. The Target represents and covenants that it can deliver and it shall cause to be delivered to Parent at the earliest possible time any financial statements that may be required to be filed with the Registration Statement together with a letter from Target's independent certified public accountant that such financial statements comply with the requirements of Regulation S-X (17 CFR Part
                  210). The Target hereby indemnifies and holds harmless the Parent (and its directors, officers, employees, financial advisors, stockholders, agents and representatives) against any losses, claims, damages or liabilities to which any of such Persons may become subject based on any untrue statement of any material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance on and in conformity with information furnished to the Parent by the Target, the Stockholders or any of their accountants, counsel or authorized representatives specifically for use therein. The Parent and the Parent Subsidiary hereby indemnify and hold harmless the Target (and its directors, officers, employees, financial advisors, stockholders, agents and representatives) against any losses, claims, damages or liabilities to which any of such Persons may become subject based on any untrue statement of any material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance on and in conformity with information furnished to the Parent by the Target, the Stockholders or any of their accountants, counsel or authorized representatives specifically for use therein.

                  (d) Operation of the Business. The Target shall not (and shall not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction other than in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Target shall not (and shall not cause or permit any of its Subsidiaries to) (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(k) above.

                  (e) Preservation of Business. The Target shall keep (and will cause each of its Subsidiaries to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

                  (f) Full Access. Each Party shall permit (and shall cause each of its Subsidiaries to permit) representatives of the other Parties to have full access to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to each Party and their respective Subsidiaries.

                  (g) Notice of Developments. Each Party shall give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3, and
Section 4 above. No disclosure by any Party pursuant to this Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

                  (h)      Exclusivity.

                         (i) The Target shall,  and shall cause its Subsidiaries
                  and any of their respective Affiliates to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Target, its Subsidiaries or any of their respective Affiliates, officers, directors, employees, financial advisors, stockholders, agents or representatives (each a "Representative") with respect to any proposed, potential or contemplated Acquisition Proposal.

                         (ii) From and after the date hereof,  without the prior
                  written consent of Parent, the Target will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Third Party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 5(h)(ii) shall prevent the Target or the Target Board, from furnishing non-public information to, or entering into discussions or negotiations with, any Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Third Party, if and only to the extent that (1) such Third Party has made a written proposal to the Target Board to consummate an Acquisition Proposal, (2) the Target Board determines in good faith, based on the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the Target Shares than the transaction contemplated by this Agreement (a "Superior Proposal"), (3) the failure to take such action would, in the reasonable good faith judgment of the Target
                  Board, based on a written opinion of Target's outside legal counsel, be a violation of its fiduciary duties to the Stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Target Board receives from such Person an executed confidentiality agreement with material terms no less favorable to the Target than those contained in the Confidentiality Agreements and provides prior notice to the Parent of its decision to take such action. The Target shall not release any Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Target Board, based on a written opinion of Target's outside legal counsel, be a violation of its fiduciary duties to the Stockholders under applicable law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Target or any of its Subsidiaries shall be deemed to be a breach of this
                  Section 5(h) by the Target.

                         (iii) The Target shall  notify  Parent  promptly  after
                  receipt by the Target or the Target's Knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Target by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Target shall keep Parent informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

                         (iv) The Target  Board may not  withdraw or modify,  or
                  propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Target Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal, in the reasonable good faith judgment of the Target Board, based on the written opinion of Target's outside legal counsel, the failure to do so would be a violation of the Target Board's fiduciary duties to the Stockholders under applicable law; provided, however, that, the Target Board shall submit this Agreement and the Merger to the Stockholders for adoption and approval, whether or not the Target Board at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends  that  the  Stockholders  reject  it  or  otherwise modifies or withdraws its recommendation. Unless the Target Board has withdrawn its recommendation of this Agreement in compliance herewith, the Target shall use commercially reasonable efforts to solicit from the Stockholders proxies in favor of the adoption and approval of this Agreement and the Merger and to secure the vote or consent of the Stockholders required by the New Jersey Business Corporation Act and its certificate of incorporation and by-laws to adopt and approve this Agreement and the Merger.

                  (i) Continuity of Business . Parent, Surviving Corporation or any other member of the qualified group (as defined in Treas. Reg. Section 1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of the Target or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

                  (j) Employment Agreements. Contemporaneously with the execution of this Agreement, each of Kenneth G. Baritz and Kevin Griffo (the "Principal Executives") shall enter into an employment agreement with Parent in the form attached as Exhibit F (the "Employment Agreement").

                  (k) Listing. Parent shall use commercially reasonable efforts to cause the Parent Shares to be issued in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

                  (l) Services Agreement. Contemporaneously with the execution of this Agreement, Parent (or a Subsidiary of Parent) and Target shall enter into the Services Agreement in the form attached as Exhibit G (the "Services Agreement") pursuant to which for a five (5) year term Target shall furnish to Parent (or to a Subsidiary of Parent) the services it delivers in the ordinary course of business to its end user customers or is capable of delivering to its end user customers, at Target's cost, for resale by Parent (or by a Subsidiary of Parent) to the end user customers of Parent and its Subsidiaries.

                  (m) Voting Agreement. Contemporaneously with the execution of this Agreement, Parent and the other signatories identified in the Voting Agreement in the form attached as Exhibit H (the "Voting Agreement") shall enter into the Voting Agreement pursuant to which such signatories shall grant to Parent their proxy to vote their Target Shares in favor of the Merger.

                  (n) MCG Finance Agreement. Within 30 days of the execution of this Agreement, Target shall secure and furnish a copy thereof to Parent the written agreement of MCG Finance Corporation ("MCG"), in form and substance acceptable to Parent in its reasonable discretion, to accept at the Closing a warrant exercisable for Parent Shares in full satisfaction of MCG's rights under the Warrant Agreement by and between MCG and Target dated June 30, 1999, such warrant for Parent Shares to be consistent with the provisions set forth in
Section 2(d)(vi) above (the "MCG Agreement").

                  (o) Lockup Agreement. The Parties agree that for the period ending on the earlier of October 31, 2000 or 90 days following the Effective Time, the holders of Target securities that receive Merger Consideration as part of the Merger shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any part of the Merger Consideration consisting of Parent Shares, any options or warrants convertible or exercisable into Parent Shares, or any other securities convertible into, exchangeable for or that represent the right to receive the Parent Shares (except pursuant to the Escrow Agreement and the Indemnification Agreement). The foregoing restriction is expressly agreed to preclude the such holders of Target securities from engaging in any hedging or other transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities received as part of the Merger Consideration even if such Merger Consideration would be disposed of by someone other than such holder of a Target security. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Merger Consideration or with respect to any security that includes, relates to, or derives any part of its value from such Merger Consideration.

6.       Conditions to Obligation to Close.

                  (a) Conditions to Obligation of Parent and the Parent Subsidiary. The obligation of each of Parent and the Parent Subsidiary to consummate the Merger is subject to satisfaction or waiver by Parent or Parent Subsidiary of the following conditions at or prior to the Closing Date:

                         (i) this  Agreement  and the Merger shall have received
                  the Requisite Stockholder Approval;

                         (ii)  the  Target  and  its  Subsidiaries   shall  have
                  procured all of the third party consents specified in Section 3(c) above;

                         (iii) the  representations  and warranties set forth in
                  Section 3 and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                         (iv) the Target shall have  performed and complied with
                  all of its covenants hereunder in all material respects through the Closing;

                         (v) neither any Law or Governmental Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Governmental Entity (A) that prohibits the consummation of the transactions contemplated by this Agreement; (B) that prohibits Parent's or the Parent Subsidiary's ownership or operation of all or any portion of their or the Target's business or assets, or which compels Parent or the Parent Subsidiary to dispose of or hold separate all or any portion of Parent's or the Parent Subsidiary's or the Target's business or assets as a result of the transactions contemplated by this Agreement; (C) that makes the purchase of, or payment for, some or all of the Target Shares illegal;
                  (D) that imposes limitations on the ability of Parent or the Parent Subsidiary to acquire or hold or to exercise effectively all rights of ownership of Target Shares, including, without limitation, the right to vote any Target Shares purchased by Parent on all matters properly presented to the Stockholders; or (E) that imposes any limitations on the ability of Parent or the Parent Subsidiary, or any of their respective Subsidiaries, effectively to control in any respect the business or operations of the Target or any of its Subsidiaries;

                         (vi) the Target shall have  delivered to Parent and the
                  Parent Subsidiary a certificate to the effect that each of the conditions specified above in Section 6(a)(i) - 6(a)(v) is satisfied in all respects;

                         (vii)  all   applicable   waiting   periods   (and  any
                  extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                         (viii) the Parent and the Parent  Subsidiary shall have
                  received from counsel to the Target an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to the Parent and the Parent Subsidiary, and dated as of the Closing Date;

                         (ix) the Parent and the  Parent  Subsidiary  shall have
                  received from counsel to the Target that is reasonably acceptable to Parent and its counsel an opinion concerning regulatory matters in form and substance reasonably acceptable to Parent and its counsel, addressed to the Parent and the Parent Subsidiary, and dated as of the Closing Date;

                         (x) the  Parent and the  Parent  Subsidiary  shall have
                  received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries other than those whom the Parent shall have specified in writing at least five business days prior to the Closing;

                         (xi) Target and Kenneth G. Baritz shall have  delivered
                  to Parent and the Parent Subsidiary an executed counterpart of the Escrow Agreement;

                         (xii) each of the Employment Agreements shall be in full force and effect;

                         (xiii) the Parent shall have received the Parent Fairness Opinion;

                         (xiv) the Parent  shall have  procured all of the third
                  party consents specified in Section 55(c) above;

                         (xv) the MCG Agreement shall be in full force and effect;

                         (xvi) the  Indemnification  Agreement  shall be in full
                  force and effect; and

                         (xvii) all actions to be taken by the Target in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated herein will be reasonably satisfactory in form and substance to the Parent and the Parent Subsidiary.

                  Subject to the provisions of applicable law, Parent and the Parent Subsidiary may waive, in whole or in part, any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

                  (b) Conditions to Obligation of the Target and Stockholders. The obligation of the Target and the Stockholders to consummate the Merger is subject to satisfaction or waiver by the Target of the following conditions at or prior to the Closing Date:

                         (i) this  Agreement  and the Merger shall have received
                  the Requisite Stockholder Approval;

                         (ii) the Parent  shall have  procured  all of the third
                  party consents specified in Section 55(c) above;

                         (iii) the  representations  and warranties set forth in
                  Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                         (iv) each of Parent  and the  Parent  Subsidiary  shall
                  have   performed  and  complied  with  all  of  its  covenants
                  hereunder in all material respects through the Closing;

                         (v) neither any Law or Governmental Order shall be enacted, promulgated, entered, enforced or deemed applicable to the Merger nor any other action shall have been taken by any Governmental Entity (A) that prohibits the consummation of the transactions contemplated by this Agreement; (B) that prohibits Parent's or the Parent Subsidiary's ownership or operation of all or any portion of their or the Target's business or assets, or which compels Parent or the Parent Subsidiary to dispose of or hold separate all or any portion of Parent's or the Parent Subsidiary's or the Target's business or assets as a result of the transactions contemplated by this Agreement; (C) that makes the purchase of, or payment for, some or all of the Target Shares illegal;

                         (vi) the Parent  shall have  delivered  to the Target a
                  certificate to the effect that each of the conditions specified above in Section 6(b)(i) - 6(b)(v) is satisfied in all respects;

                         (vii)  all   applicable   waiting   periods   (and  any
                  extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                         (viii)  Parent  shall  have   delivered  to  Target  an
                  executed counterpart of the Escrow Agreement;

                         (ix) each of the Employment Agreements shall be in full
                  force and effect;

                         (x) Parent  shall have  satisfied  and paid in full the
                  liabilities listed on Section 6(b)(x) of the Disclosure Schedule (representing those liabilities and obligations that are required by contractual terms to be satisfied as a result of the transactions contemplated herein), which payment in no circumstances shall exceed $17 million;

                         (xi) The Registration Statement shall be declared effective by the SEC and no stop order shall be issued in connection therewith;

                         (xii) The Parent Shares to be issued in connection with
                  the Merger shall be approved for listing on Nasdaq, subject to official notice of issuance;

                         (xiii) Kenneth G. Baritz shall be elected to the Parent
                  Board;

                         (xiv) the  Target  shall  have  received  from  general
                  counsel of the Parent an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Target, and dated as of the Closing Date;

                         (xv) the Target  shall have  received  an opinion  from
                  counsel  of  its  choice  that  the  Merger   qualifies  as  a
                  "reorganization"  within the meaning of Code  Section  368(a);
                  and

                         (xvi) all  actions  to be taken by the  Parent  and the
                  Parent Subsidiary in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to effect the transactions contemplated herein will be reasonably satisfactory in form and substance to the Target.

                  Subject to the provisions of applicable law, the Target may waive, in whole or in part, any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.       Remedies for Breaches of this Agreement.

                  (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for one year thereafter (subject to any applicable statutes of limitations).

                  (b) Indemnification Agreement. Contemporaneously with the execution of this Agreement, Parent and Target shall execute and deliver an indemnification agreement substantially in the form of the attached Exhibit K (the "Indemnification Agreement")

                  (c) Other Indemnification Provisions. No Stockholder shall make any claim for indemnification against any of the Surviving Corporation, the Target and its Subsidiaries by reason of the fact that he or it was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by the Parent, Parent Subsidiary or Surviving Corporation against such Stockholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise). Nothing contained in this Agreement shall void, abrogate or otherwise eliminate the rights of a former director or officer of Target or any of its Subsidiaries under any directors and officers insurance policy previously maintained by Target or its Subsidiaries (including any "tail" coverage purchased in connection therewith).

                  (d) Directors' and Officers' Indemnity. Notwithstanding anything to the contrary contained in this Agreement, following the Effective Time, Parent will take no action to abrogate or diminish any right accorded under the articles of incorporation or by-laws of Target as they existed immediately prior to the Effective Time to any person who, on or prior to the Effective Time, was a director or officer of Target to indemnification from or against losses, expenses, claims, demands, damages, liabilities, judgements, fines, penalties, costs, expenses (including without limitation reasonable attorneys fees) and amounts paid in settlement pertaining to or incurred in connection with any threatened or actual action, suit, claim, or proceeding (whether civil, criminal, administrative, arbitration, or investigative) arising out of events, matters, actions, or omissions that are specifically described in the Disclosure Schedule, and Parent will honor such obligations in accordance with their terms with respect to events, acts or omissions that are specifically described in the Disclosure Schedule.

        8.       Termination.

                  (a) Termination of Agreement. The Parties may terminate this Agreement with the prior authorization of their respective board of directors as provided below:

                         (i) the Parties may terminate this  Agreement,  and the
                  Merger may be abandoned, by mutual written consent at any time prior to the Effective Time before or after the approval by the Stockholders, or the Parent Subsidiary stockholder;

                         (ii) the Parent may terminate  this Agreement by giving
                  written notice to the Target at any time prior to the Closing in the event the Target has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Parent has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

                         (iii) the Target may terminate this Agreement by giving
                  written notice to the Parent at any time prior to the Closing in the event the Parent or Parent Subsidiary has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Target has notified the Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach;

                         (iv) the Parent may terminate  this Agreement by giving
                  written  notice to the Target at any time prior to the Closing
                  (A) if the Target Board in the exercise of its fiduciary  duty
                  (x) enters into an agreement or agreement in principle with respect to an Acquisition Proposal, (y) withdraws it recommendation to the Stockholders of this Agreement or the Merger or (z) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten days after the request of Parent, its recommendation to the Stockholders that the Stockholders adopt and approve this Agreement and the Merger or (B) if the Target or any of its Representatives takes any of the actions that would be proscribed by Section 5(h) above, notwithstanding the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 5(h)(ii) above; or

                         (v) either the Target or the Parent may terminate  this
                  Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before March 23, 2001, by reason of the failure of any condition precedent under
                  Section 6 hereof (unless the failure results primarily from the terminating Party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder).

                  (b)      Effect of Termination.

                         (i) Except as provided in clauses (ii) or (iii) of this
                  Section 8(b), if any Party terminates this Agreement pursuant to Sections 8(a)(i) - 8(a)(v) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; except that the provisions of the Confidentiality Agreements shall survive any such termination.

                         (ii) If this  Agreement  is  terminated  by the  Parent
                  pursuant to Section 8(a)(ii) or Section 8(a)(iv), then within five (5) days after such termination, the Target shall pay the Parent the sum of $6,000,000 plus all expenses incurred by Parent to third parties in connection with the transactions contemplated hereunder in immediately available funds and the Services Agreement shall remain in full force and effect.

                         (iii) If this  Agreement  is  terminated  by the Target
                  pursuant to Section 8(a)(iii), then within five (5) days after such termination, the Parent shall pay the Target the sum of $6,000,000 plus all expenses incurred by Target to third parties in connection with the transactions contemplated hereunder in immediately available funds and the Services Agreement shall terminate in accordance with its terms.

        9.  Miscellaneous.

             (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; except that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use all reasonable efforts to advise the other Parties prior to making the disclosure).

             (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

             (c) Entire Agreement. This Agreement (including the Confidentiality Agreements and the other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

             (d) Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign or delegate either this Agreement or any of its rights, interests or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties. Any purported assignment or delegation without such approval shall be void and of no effect.

             (e) Counterparts. This Agreement may be executed (including by facsimile) in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (g) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

    If to the Target:

                                   Access One Communications Corp.
                                   3427 NW 55th Street
                                   Fort Lauderdale, FL  33309
                                   Attention: Kenneth G. Baritz
                                   Facsimile:  (954) 739-2476

    with a Copy to:                Blank Rome Tenzer Greenblatt LLP
                                   405 Lexington Avenue
                                   New York, NY  10174
                                   Attention:  Michael S. Mullman, Esq.
                                   Facsimile:  (212) 885-5001

    If to Parent:                  Talk.com, Inc.
                                   6805 Route 202
                                   New Hope, PA  18938
                                   Attention:  Aloysius T. Lawn, IV, Esq.
                                               Executive Vice President -
                                                 General Counsel and Secretary
                                   Facsimile: (215) 862-1960

    with a Copy to:                Kelley Drye & Warren LLP
                                   1200 19th Street, N.W., Suite 500
                                   Washington, DC  20036
                                   Attention:  Joseph B. Hoffman, Esq.
                                   Facsimile:  (202) 955-9792

     If to the Parent Subsidiary:  Aladdin Acquisition Corp.
                                   6805 Route 202
                                   New Hope, PA  18938
                                   Attention: Aloysius T. Lawn, IV, Esq.
                                              Executive Vice President -
                                                 General Counsel and Secretary
                                   Facsimile:  (215) 862-1960
    with a Copy to:                 Kelley Drye & Warren LLP
                                    1200 19th Street, N.W., Suite 500
                                    Washington, DC  20036
                                    Attention:  Joseph B. Hoffman, Esq.
                                    Facsimile:  (202) 955-9792

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using personal delivery, expedited courier, messenger service, telecopy or ordinary mail, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section 9(g), provided that no such change of address shall be effective until it actually is received by the intended recipient.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; except that any amendment effected subsequent to Requisite Stockholder Approval will be subject to the restrictions contained in the Delaware General Corporation Law, to the extent applicable. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) Expenses. Except as expressly set forth elsewhere in this Agreement, each of Target and Parent shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (l) Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The phrase "business day" shall mean any day other than a day on which banks in the State of New York are required or authorized to be closed. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                  (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Each Party appoints C-T Corporation (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (A) to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(g) above or
(B) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 9(g) above. Nothing in this Section 9(p), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  (q) WAIVER OF JURY TRIAL. EACH OF PARENT, THE PARENT SUBSIDIARY AND TARGET, AND EACH INDEMNIFIED PARTY, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective the date first above written.

                                            ACCESS ONE COMMUNICATIONS CORP.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            ALADDIN ACQUISITION CORP.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                                            TALK.COM, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------